EXHIBIT 99.1

From: ######### [#########################]
Sent: Tuesday, December 05, 2017 3:08 PM
To: ######## <#####################>
Cc: ############# <##########################>
Subject: Resignation
Importance: High

Dear Uzi,

I hereby resign effective immediately from my office as director of Delek U.S. Holdings, Inc.

I think DK has a very good leadership and management team, a strong board of directors and a great future.

Take care and good luck.

All the best to you and the team,
Avi Geffen